CALDERA  SYSTEMS  IBV  BUSINESS  PARTNER  AGREEMENT

This is a software development and marketing agreement. Caldera Systems, Inc., a Utah corporation ("Caldera"), and Merlin Softech, a Nevada corporation ("ISV"), enter into this Agreement effective as of the last date following the signatures below.

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1.  Definitions
    -----------
     A.  Product  means  the  "Caldera  means  the  "Caldera OpenLinux" product,
         -------
version  2.1  and  greater.
B.  OpenLinux  Solutions  CD  means  the application CD which is a collection of
    ------------------------
software applications of third parties that is periodically distributions by Caldera.
     C.  Confidential  Information  means  any  Information  identified as being
         -------------------------
Confidential Information, by either party, either orally or in writing at the time it is disclosed, or designated as confidential in writing (either electronically or by other means) within 30 days following such disclosure. Confidential Information shall not include any information that the receiving party can demonstrate (I) was already in the possession of the receiving party without obligation of confidence prior to the disclosure, (ii) was independently developed by the receiving party or (iii) becomes available to the general public through no action by the receiving party.

2.  Participation  Fees
    -------------------
     A. ISV shall pay to Caldera an annual participation fee of $405.00. This payment shall be non-refundable. Payment shall be in U.S. funds, and shall be due at the time of execution of this Agreement. Caldera shall incur an obligation pursuant to this Agreement unless and until Caldera receives payment from ISV as set forth in this section.

3.  Press  Release
    --------------
     A. Caldera and ISV may desire to cooperate in the release of a press ????. Neither party shall issue a press release related to this Agreement without first obtaining the approval from the other party.
     B. Caldera shall develop and maintain on its web site an index of software application products available for Caldera OpenLinux and shall list the applicable products of ISV on such list. The information to be provided on the index shall be supplied by ISV via the attached Schedule A, and shall be submitted to Caldera at the time of execution of this Agreement.
C. ISV grants to Caldera, and Caldera accepts the right and license to use and display the name, corporate logo, and other trademarks of ISV on Caldera's web site and in other promotional and marketing materials related to ISV and Caldera's ISV Partner Program. Caldera shall comply with the reasonable logo and trademark usage guidelines of ISV that it delivers to Caldera. All use of the name, corporate logo, and other trademarks of ISV by Caldera under this Agreement shall inure solely to the benefit of ISV.

4.  Solutions  CD
    -------------
     A. ISV shall have the option, but not the obligation, to apply for participation in the OpenLinux Solutions CD program. The terms and conditions for the OpenLinux Solutions CD Program are set forth in Exhibit A of this Agreement. The submission to Caldera of Exhibit A signed by ISV shall be described as to be an acceptance of the terms and conditions of Exhibit A and shall be deemed to be ISV's application for participation in the OpenLinux Solutions CD. Caldera reserves the right to determine in its ???? discretion whether ISV is selected for participation in the OpenLinux Solutions CD.

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5.  ISV  Support
    ------------
     A. Caldera shall establish and maintain during the term of this Agreement on-line resources for ISV. Such resource shall be developed by Caldera in his discretion, and may include paid-for technical support, a ???? forum for ISV, technical ????? projects, documentation related to the development of software application programs for OpenLinux and other technical resources.

6.  Proprietary  Right
    ------------------
     A. Each party acknowledges and agrees that the other party may own certain intellectual property rights, including, without limitation, patent, copyright, trade secret and trade-mark rights. Other than as set forth in this Agreement, each party retains all right, title and interest to its intellectual property. This Agreement grants no implied license or other rights with respect to any intellectual property insured of either party.

7.  Term  and  Termination
    ----------------------
     A. This Agreement shall be effective on the date that the payment of fees as described in Section 2 of this Agreement is completed and the Agreement is signed by both parties below. The initial terms shall be one year from the date executed. The term of this Agreement shall automatically renew for one-year increments thereafter until one party gives written notice of termination to the other party.
     B. Either party may terminate this Agreement for any reason by providing 30 days written notice to the other party. Either party may terminate this Agreement immediately. In the event that the other party becomes insolvent, makes a general assignment for the benefit of creditors, or avails itself of or ????? subject to any proceeding in bankruptcy or other proceeding relating to insolvency or protection of creditors.

8.  Limitation  of  Liability
    -------------------------
     A. Caldera's aggregate liability for damages claimed under this Agreement and arising out of Caldera's performance of services hereunder shall be limited to the total fees paid by ISV to Caldera. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL CALDERA BE LIABLE TO ISV OR TO ANY THIRD PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, PUNITIVE DAMAGES, OR ANY DAMAGES RESULTING FROM LOSS OF DATA, USE OF PROFITS, OR LOSS OF CONTRACTS OR BUSINESS OPPORTUNITY, ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE THE PRODUCT OR ARISING OUT OF CALDERA'S PERFORMANCE OR
NON-PERFORMANCE HEREUNDER, WHETHER OR NOT REASONABLY FORESEEABLE AND EVEN IF CALDERA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, ARISING UNDER STATUTE OR OTHERWISE.

9.  Disclaimer  of  Warranty
    ------------------------
     A. To the maximum extent allowable by applicable law, THE GOODS AND SERVICES PROVIDED BY CALDERA PURSUANT TO THIS AGREEMENT ARE PROVIDED "AS IS" AND CALDERA MAKES NO WARRANTY TO ANY PERSON OR ENTITY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY CONDITIONS OF QUALITY AND ANY IMPLIED WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.  Confidentiality
     ---------------
     A. Caldera and ISV agree that, during the term of this Agreement, each party may disclose to the other certain Confidential Information. In the event of such disclosure, each party agreed that it will not use the other party's Confidential Information except to achieve the purpose of this Agreement, and will not disclose such Confidential Information to any third party.

The receiving party may disclose Confidential Information to its employees, agents and contractors with a bona fide need to know such Confidential Information, but only to the extent necessary to discharge their duties under this Agreement, and only if such employees, contractors, agents, as the case may be, are advised of the confidential nature of such Confidential Information and are bound by a written agreement to protect the confidentiality of such Confidential Information.
     B. The obligation of this section shall survive for three years after the termination of this Agreement.

11.  Force  Majeure
     --------------
     A. Neither party shall be liable for its failure to perform any of its obligations hereunder, including, but not limited to, delivery obligations, during any period in which such failure of performance is caused by an act of God; act of any federal, state, or local governmental authority; fire or flood; strike or labour unrest; degradation of telecommunications service; degradation of computer services not under the direct control of such party; or unusually severe weather conditions. Delays in delivery due to events beyond either party's reasonable control shall automatically extend the delivery date for a period equal to the duration of such events.

12.  Miscellaneous
     -------------
     A. This Agreement is not an exclusive arrangement, and each party remains free to enter into similar arrangements with other parties.
     B. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Utah, U.S.A., regardless of its choice of law provisions. The parties each agree that they are subject to the personal jurisdiction of the state and federal courts within the State of Utah, and each waives the right to challenge the personal jurisdiction of those courts over it. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.
     C. Any notice under this Agreement shall be in English, in writing, and shall be deemed to be given upon receipt. Notices to Caldera shall be delivered to Caldera Systems, Inc., Attn: Legal Dept., 240 West Center Street, O????, UT84057 USA
     D. This Agreement, including all Schedules, constitutes the entire understanding of the parties. This Agreement supersedes and terminates all representations, warranties and agreements, written or oral, regarding the subject matter of this Agreement. Any modifications to this Agreement must be in writing signed by both parties.
     E. All covenants and obligations of sections 6, 8, 9, 10 and 12 of this Agreement shall survive the termination of this Agreement.
     F. If one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, such holding will not impair the validity, legality or enforceability of the remaining provisions.
     G. Headings in this Agreement are used for convenience of reference only and do not affect the interpretation of the provisions.
     H. Failure or delay on the part of any party to exercise any right, remedy, power or privilege hereunder will not operate as a waiver. Any waiver must be in writing and signed by the party granting such waiver in order to be effective.
     I. In the event that Caldera is merged with or consolidated into any other entity, or in the event that substantially all of the assets of Caldera are sold or otherwise transferred in any other entity, the provisions of this Agreement will be binding upon, and inure to the benefit of, such other entity.
     J. Nothing in this Agreement shall be construed to make the parties partners, joint venturers, representatives, or agents of each other, nor shall either party so represent itself.

To  show  their  ???????,  the  duly  authorized
representatives of the parties hereto have signed this Agreement. CALDERA SYSTEMS INC. ("Caldera")
Name:  [                               ]
Signature:  [                               ]
Title:  [VP,  MARKETING]
Date:  [2/17/00]

("ISV")  [MERLIN  SOFTWARE
TECHNOLOGIES  INC.]  <MERLIN  SOFTECH>
Name:  [SHELLEY  MONTGOMERY]
Signature:  [Shelley  Montgomery]
Title:  [V.P.  MARKETING]
Date:  [Feb.  10,  2000]

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SCHEDULE  A  -  PARTNER  &  PRODUCT  INFORMATION
ISV  PARTNER  INFORMATION

Contact  Name:  [Shelley  Montgomery]

Company  Name:  [Merlin  Softech]

Address:  [Suite  420  -  6450  Roberts  Street]

City:  [Burnaby]

State/Province:  [B.C.]

Country:  [Canada]

Web  site:  [www.merlinsoftech.com]

PRODUCT  INFORMATION

Product  Name:  [Perfect  Backup  +]

Version  Number:  [6.2]

Description (50 words or less): [Perfect backup + 6.2 is a Linux based crash recovery and backup application suite. Users can backup and verify their systems totally unattended. Perfect Backup+6.2 will backup Linux, Van, Windows and Macintosh systems. It provides backup scheduling and remote backup, recovery, encryption, robotics, module, enhanced security with both graphical and character users interface.]

Product  Web  site:  ---------------------------------------

Works  with  OpenLinux  versions:
    1.x
    2.2
[X] 2.3

Retail  price:     [$69  US  download]
          [$89US  +  $15  shipping  and  handling  (retail  box  w/manual)]